Exhibit 9.1

VOTING AGREEMENT

March 21, 2003

Carr Holdings LLC	The Greenhill Funds Referred to on Schedule 1
243 Mercer Street	c/o Greenhill Capital, L.P.
Princeton, New Jersey 08540	300 Park Avenue, 23rd Floor
New York, New York 10022

Heartland Payment Systems, Inc.	LLR Equity Partners, L.P.
47 Hulfish Street	LLR Equity Partners Parallel, L.P.
Princeton, New Jersey 08542	Two Greenville Crossing
4005 Kennett Pike, Suite 220
Greenville, Delaware 19807

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Shareholders’ Agreement dated as of October 11, 2001 (as amended, the “Shareholders’ Agreement”), by and among Heartland Payment Systems, Inc., a Delaware corporation (“Heartland”), and the other persons named therein. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Shareholders’ Agreement.

Pursuant to the terms of a letter agreement dated as of the date hereof, Carr Holdings LLC (“Seller”) has agreed to Transfer an aggregate of 185,000 Common Shares (the “Carr Shares”) to the entities listed on Schedule 1 hereto (collectively, “Buyers”) in the amounts set forth opposite each Buyer’s name on Schedule 1. In connection with such sale and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Buyer, each Buyer hereby agrees either (i) not to vote any of the Carr Shares held by it in connection with any designation of directors under Section 2.01(a)(i) of the Shareholders’ Agreement, or (ii) to vote the Carr Shares in favor of the directors designated by holders of a majority of the Common Shares, in each case for so long as Seller, The Robert O. Carr 2001 Charitable Remainder Unitrust and each of their respective Permitted Transferees own, in the aggregate, more than 50% of the Common Shares then outstanding.

In the event that either Buyer should Transfer its Carr Shares to a third-party while this voting agreement is in effect, such third-party, as a condition to such Transfer, shall be made a party to this voting agreement and be bound by the terms hereof.

In addition to any legend that may be required under the Shareholders’ Agreement or otherwise, each certificate representing the Carr Shares shall bear the following legend:

THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON VOTING AND TRANSFER AS SET FORTH IN THAT CERTAIN VOTING AGREEMENT DATED AS OF MARCH 21, 2003, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM HEARTLAND PAYMENT SYSTEMS, INC. OR ANY SUCCESSOR THERETO.

Except as expressly set forth herein, nothing in this voting agreement shall constitute a waiver or an amendment of any provision of the Shareholders’ Agreement.

This voting agreement shall become effective immediately upon the consummation of the Transfer of the Carr Shares.

Except to the extent provided for by the General Corporation Law of the State of Delaware, all matters relating to the interpretation, construction, validity and enforcement of this voting agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law provisions thereof to the extent such principles would lead to the application of a substantive law other than the law of the State of New York.

Each party hereto agrees that any suit, action or proceeding based on any matter arising out of or in connection with this voting agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each party hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed by their respective authorized signatories as of the date first above written.

HEARTLAND PAYMENT SYSTEMS, INC.

By:	/s/ Robert H.B. Baldwin, Jr.
Name: Robert H.B. Baldwin, Jr.
Title: CFO

CARR HOLDINGS LLC

By:	/s/ Robert Carr
Name: Robert Carr
Title: Managing Member

By:	/s/ Jill Carr
Name: Jill Carr
Title: Manager

GREENHILL CAPITAL PARTNERS, L.P.

By its general partner, GCP, L.P.
By its general partner, GCP, LLC

By:	/s/ Robert H. Niehaus
Name: Robert H. Niehaus
Title: Senior Member

GREENHILL CAPITAL PARTNERS (CAYMAN), L.P.

By its general partner, GCP, L.P.
By its general partner, GCP, LLC

By:	/s/ Robert H. Niehaus
Name: Robert H. Niehaus
Title: Senior Member

GREENHILL CAPITAL PARTNERS (EXECUTIVES), L.P.

By its general partner, GCP, L.P.
By its general partner, GCP, LLC

By:	/s/ Robert H. Niehaus
Name: Robert H. Niehaus
Title: Senior Member

GREENHILL CAPITAL, L.P.

By its general partner, GCP, L.P.
By its general partner, GCP, LLC

By:	/s/ Robert H. Niehaus
Name: Robert H. Niehaus
Title: Senior Member

LLR EQUITY PARTNERS, L.P.

By: LLR Capital, L.P.
Its General Partner

By: LLR Capital, LLC
Its General Partner

By:	/s/ Mitchell L. Hollin
Name: Mitchell L. Hollin
Title: Member

LLR EQUITY PARTNERS PARALLEL, L.P.

By: LLR Capital. L.P.
Its General Partner

By: LLR Capital. LLC
Its General Partner

By:	/s/ Mitchell L. Hollin
Name: Mitchell L. Hollin
Title: Member

SCHEDULE1

GREENHILL FUNDS:

Buyer	Number of Carr Shares
Greenhill Capital Partners, L.P.	70,797
Greenhill Capital Partners (Cayman), L.P.	11,836
Greenhill Capital Partners (Executives), L.P.	11,449
Greenhill Capital, L.P.	21,543

TOTAL	115,625

LLR FUNDS:

Buyer	Number of Carr Shares
LLR Equity Partners, L.P.	62,983
LLR Equity Partners Parallel, L.P.	6,392

TOTAL	69,375